Contact:	Timothy M. Doyle Executive Managing Director, CFO 858.551.0511

FOR IMMEDIATE RELEASE

ITLA CAPITAL CORPORATION MOURNS
THE PASSING OF DIRECTOR PRESTON MARTIN

La Jolla, California (June 4, 2007) ---ITLA Capital Corporation (NYSE: IMP) announced today that Preston Martin, a member of the Company's Board of Directors and Chairman of the Audit Committee, passed away on Wednesday, May 30th.

Mr. Martin was elected to the Board of Directors in October 2002, and served as Chairman of the Audit Committee beginning at that time. Mr. Martin provided guidance to the Company during the national expansion of its commercial and multi-family real estate lending platform and played a vital role in maintaining the corporate governance of the Company during and after the implementation of the Sarbanes-Oxley Act of 2002. His contributions also included providing seasoned financial insight into growth strategies and new market opportunities, as well as providing leadership in overseeing the Company's internal audit function and independent public accountants.

President and Chief Executive Officer George W. Haligowski stated: "We are deeply saddened by the passing of Mr. Martin. Preston was not only a valued member of our Board of Directors, but he was also a personal friend. His advice and oversight contributed greatly to our success and his contributions to the Company during the post-Enron environment can not be overstated. We appreciated his service and we extend our deepest sympathies to his family."

ITLA Capital Corporation is currently in the process of searching for a replacement to fill the board seat vacated by Mr. Martin. During this process, the Company's Board of Directors has named current directors, Mr. Robert R. Reed as acting Chairman of the Audit Committee, and Mr. Hirotaka Oribe as a member of the Audit Committee.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, the quality or composition of the loan or investment portfolios, increased costs from pursuing the national expansion of our lending platform and operational challenges inherent in implementing this expansion strategy, fluctuations in interest rates, and changes in the relative differences between short- and long-term interest rates, levels of non-performing assets and other loans of concern, and operating results, the economic impact of terrorist actions and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's actual results for 2007 and beyond to differ materially from those expressed in any forward looking statements by, or on behalf of, the Company.

www.itlacapital.com

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Contact:	Timothy M. Doyle Executive Managing Director, CFO 858.551.0511

ITLA Capital Corporation is a publicly traded diversified bank holding company specializing in commercial real estate lending on a national basis and is headquartered in San Diego, California. The Company conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has eight retail branch locations and 24 loan origination offices serving the Western United States, the Southeast, the Mid-Atlantic states, the Ohio Valley, the Metro New York area and New England.

For additional information, contact Timothy M. Doyle, Executive Managing Director and Chief Financial Officer, at (858) 551-0511.

www.itlacapital.com